As filed with the Securities and Exchange Commission on May 14, 2007
Registration No. 333-135560

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PeopleSupport, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4695021 (I.R.S. Employer Identification Number)
1100 Glendon Ave., Suite 1250
Los Angeles, California 90024
(310) 824-6200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lance Rosenzweig
Chairman of the Board and Chief Executive Officer
PeopleSupport, Inc.
1100 Glendon Ave., Suite 1250
Los Angeles, California 90024
(310) 824-6200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Ethan D. Feffer, Esq.
Sheppard, Mullin, Richter & Hampton LLP
650 Town Center Drive, Fourth Floor
Costa Mesa, CA 92626
Phone: (714) 424-2826
Fax: (714) 428-5984
Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES
On June 30, 2006, PeopleSupport, Inc., a Delaware corporation (the “Registrant”), filed a registration statement on Form S-3 (SEC File No. 333-135560) (the “Registration Statement”) to register debt and/or equity securities in one or more offerings up to a maximum dollar amount of $100,000,000.

The Registration Statement was declared effective on August 21, 2006. On November 15, 2006, the Registrant sold 4,830,000 shares of common stock for a total dollar amount of $96,600,000, pursuant to the Registration Statement. In accordance with an undertaking in the Registration Statement, the Registrant hereby files this Post-Effective Amendment No. 1 to remove from registration all securities under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 14, 2007.

PEOPLESUPPORT, INC.
By:	/s/ LANCE ROSENZWEIG
Lance Rosenzweig
Chief Executive Officer, and Chairman of the Board of Directors

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lance Rosenzweig Lance Rosenzweig	President, Chief Executive Officer (Principal Executive Officer), Secretary and Chairman of the Board of Directors	May 14, 2007
/s/ Caroline Rook Caroline Rook	Chief Financial Officer (Principal Financial and Accounting Officer)	May 14, 2007
Adam Berger	Director	May 14, 2007
/s/ C. Larry Bradford C. Larry Bradford	Director	May 14, 2007
/s/ Michael Edell Michael Edell	Director	May 14, 2007
/s/ George Ellis George Ellis	Director	May 14, 2007
/s/ Frank Perna Frank Perna	Director	May 14, 2007
/s/ Joe Rose Joe Rose	Director	May 14, 2007